RESTRICTED STOCK AGREEMENT                                                    EXHIBIT 10.40
Grant Date:<<Grant Date>>
Grantee (“Employee”):<<Participant Name>>
Aggregate Number of Shares Subject to Award:<<Number _Restricted_Shares>>
This RESTRICTED STOCK AGREEMENT (“Agreement”) is made as of <<Grant Date>>, between HALLIBURTON
COMPANY, a Delaware corporation (the “Company”), and <<Participant Name>> (“Employee”).
1.Award of Shares. Pursuant to the Halliburton Company Stock and Incentive Plan, as amended (the
“Plan”) the aggregate number of shares subject to the award set forth above of Halliburton Company common stock, par value $2.50 per share (“Stock”), shall be issued as hereinafter provided in
Employee’s name subject to the terms and conditions of this Agreement and the Plan. The shares granted pursuant to this Agreement that are subject to Forfeiture Restrictions (as defined below) are referred to as the “Restricted Shares”. The Restricted Shares shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.
2.Plan Incorporated. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto. The Plan is incorporated herein by reference as a part of this Agreement.
Except as otherwise defined herein, capitalized terms shall have the same meaning ascribed to them under the Plan.
3.Vesting of Restricted Shares; Forfeiture of Restricted Shares.
(a)Vesting Schedule. The Restricted Shares shall vest (i.e., Forfeiture Restrictions lapse) in accordance with the vesting details for this grant displayed in the Distribution Schedule in the
Employee’s Account at www.NetBenefits.Fidelity.com, provided the Employee has been continuously and actively employed by the Company or any of its Subsidiaries and affiliated companies from the date of this Agreement through the applicable vesting date. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as “Forfeiture
Restrictions”.
(b)Accelerated Vesting. The Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the date of Employee’s Qualifying Termination (as such term is defined in the Plan), or (ii) the date Employee’s employment with the Company or their employing
Subsidiary or affiliated company is terminated by reason of death or disability (as determined by the Company). In the event Employee’s employment is terminated for any other reason, including retirement, upon the recommendation of applicable management of the Company and/or business unit, the Committee which administers the Plan (the “Committee”) or its delegate, as appropriate, may, in the Committee’s or such delegate’s sole discretion, approve the lapse of Forfeiture Restrictions as to any or all Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee’s termination date, if later.
(c)Forfeiture of the Restricted Shares. In the event of termination of Employee’s employment with the Company or any Subsidiary or affiliated company for any reason other than as otherwise provided in this Paragraph 3, Employee shall, for no consideration, forfeit all
Restricted Shares to the extent they are not fully vested as of Employee’s termination date.
Any question as to whether and when there has been a termination of such employment and the cause for such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.
4.Book Entry Record. The Restricted Shares shall be represented by book entry transaction registered in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation or any national securities exchange.
5.Non-Disclosure, Non-Solicit and Non-Compete Covenants. To further align Employee’s interests with the Company’s long-term business interests, including the preservation of the Company’s goodwill and the protection of the Confidential Business Information (as defined below) that Employee has obtained and will, necessarily continue to receive and rely on, Employee and the Company hereby agree to the following:
(a)Non-Disclosure of Confidential Business Information. Employee agrees that (a) the
Company’s Confidential Business Information constitutes valuable, special, and unique assets that the Company uses in its business to obtain a competitive advantage over its competitors;
and (b) the protection of such Confidential Business Information against unauthorized disclosure and Employee’s use thereof is of critical importance to the Company in maintaining its competitive position.  Employee also acknowledges and agrees that any unauthorized use or disclosure of such Confidential Business Information or other confidential information would cause irreparable harm to the Company. In consideration of the foregoing, Employee thereby agrees that Employee will not at any time during employment by the Company or their employing Subsidiary or affiliated company, and for so long thereafter as the pertinent information or documentation remains confidential, use (either for the benefit of Employee or the benefit of others), publish, disclose, claim ownership of, communicate, divulge or send to others, access, or take, any Confidential Business Information or any confidential information of the Company or its affiliates, including the vendors, consultants, joint ventures, or customers of the Company, except to the extent needed to carry out Employee’s obligations to the Company or their employing Subsidiary or affiliated company or as otherwise authorized in writing by the Company. Employee acknowledges and agrees that any unauthorized use or disclosure of Confidential Business Information or other confidential information would cause irreparable harm to the Company. Notwithstanding the foregoing, this Agreement does not prevent Employee from: (i) making a good faith report of possible violations of applicable law to the Securities and Exchange Commission or any other governmental agency or entity; or (ii) making disclosures that are protected under the whistleblower provisions of applicable law or receiving any award for information provided under such whistleblower provisions.
(b)Non-Solicit and Non-Compete. During Employee’s employment with the Company or their employing Subsidiary or affiliated company and for one year immediately thereafter,
Employee will not, other than on behalf of the Company, directly or indirectly, as a proprietor, partner, employee, agent or otherwise:
(i)Solicit, directly or indirectly, or cause or permit others to solicit, directly or indirectly, any person (i) formerly employed by the Company or its Subsidiaries or affiliated companies during the six (6) month period immediately preceding or following the termination of Employee’s employment (“Former Employee”) or (ii) employed by the
Company or its Subsidiaries or affiliated companies (“Current Employee”).  The term
“solicit” includes, but is not limited to, the following (regardless of whether done directly or indirectly):  (a) requesting that a Former or Current Employee change employment; (b) informing a Former or Current Employee that an opening exists elsewhere; (c) assisting a Former or Current Employee in finding employment elsewhere; (d) inquiring if a Former or Current Employee “knows of anyone who might be interested” in a position elsewhere; (e) inquiring if a Former or Current
Employee might have an interest in employment elsewhere; (f) informing others of the name or status of, or other information about, a Former or Current Employee; or
(g) any other similar conduct, the intended or actual effect of which is that a Former
Employee affiliates with another employer or a Current Employee leaves the employment of the Company or its Subsidiaries or affiliated companies.
(ii)Sell, attempt to sell, or assist in the effort of anyone else who sells or attempts to sell, any products or services which compete with products or services offered by
Company or its Subsidiaries or affiliated companies to any actual or prospective customer of the Company or its Subsidiaries or affiliated companies with whom or with which Employee dealt at any time during the last twelve (12) months of
Employee’s employment by the Company or its Subsidiaries or affiliated companies or about whom Employee has any Confidential Business Information.
(iii)Directly or indirectly, solicit, encourage, or induce said actual or prospective customers of the Company or its Subsidiaries or affiliated companies to terminate or reduce their business with the Company or its Subsidiaries or affiliated companies.
(iv)Participate in, work for, or provide services, in the Territory in which Employee was employed, to any person or entity that is, or is actively planning to be, a “Competitive
Business.” The “Territory in which Employee was employed” shall mean (1)
Employee’s geographical area of responsibility, (2) a zone of 150 miles radius from a facility, location or office of the Company or their employing Subsidiary or affiliated company in which Employee was employed during the last eighteen (18) months of
Employee’s employment at the Company or their employing Subsidiary or affiliated company, and (3) all locations from which Employee regularly performed Employee’s job functions or performed significant job functions, during the last eighteen (18) months of Employee’s employment at the Company or their employing
Subsidiary or affiliated company. The term “Competitive Business” shall mean any business (however organized or conducted) that competes with a business in which the Company or its Subsidiaries or affiliated companies is engaged or in which the
Company or its Subsidiaries or affiliated companies was actively planning to engage, at any time during the last twelve (12) months of Employee’s employment by the
Company or its Subsidiaries or affiliated companies, provided that Employee was involved with or had access to Confidential Business Information regarding such business. This restriction does not prohibit Employee from working for a person or entity, even if a Competitive Business, in a capacity unrelated to the work that
Employee performed for the Company or its Subsidiaries or affiliated companies, provided Employee and any new employer first provide the Company with adequate written assurances of the steps taken to ensure the protection, and to prevent the use or disclosure, of Confidential Business Information. Nothing in this Subparagraph
5(b)(iv) shall prohibit Employee and Employee’s affiliates from owning, as passive investors, in the aggregate not more than five percent of equity securities of any
Competitive Business.
(v)Act in any capacity for or with any Competitive Business, or for or with any of their agents, if in such capacity Employee would, because of the nature of his/her role with such Competitive Business and Employee’s knowledge of Confidential Business
Information, inevitably use and/or disclose any Confidential Business Information in his/her work for, or on behalf of, the Competitive Business or its agent.
(vi)Otherwise interfere with, disrupt or attempt to disrupt relations between the
Company or its Subsidiaries or affiliated companies and any of their employees, contractors, vendors, third party business affiliates, or consultants.
Employee agrees that (a) the covenants contained in this Agreement are necessary for the protection of the Company’s business, goodwill, customer and employee relationships and
Confidential Business Information, and (b) the compensation and other consideration received by Employee, including the Restricted Shares, are based on Employee’s agreement to such covenants. Employee represents and warrants that the time, scope of activity and geographic area restricted by this Agreement are reasonable, especially in the view of the worldwide scope of the business operations of the Company, Employee’s position and responsibilities with the Company or their employing Subsidiary or affiliated company, and the nature of the Confidential Business Information, that the enforcement of those restrictions contained in this Agreement would not be unduly burdensome to or impose any undue hardship on Employee, and that Employee will be able to earn a reasonable living while abiding by such covenants.
(c)State Specific Limitations. Employee and the Company hereby further agree that, in spite of anything in the Agreement to the contrary, if and to the extent Employee works for the
Company or their employing Subsidiary or affiliated company, not including temporary assignments or business travel, in the states mentioned below, the restrictions in Paragraph
5(b) will be revised as set forth below. During any portion of Employee’s employment with the
Company or their employing Subsidiary or affiliated company when Employee is not assigned to one of the states listed below, this Agreement shall be enforceable in its entirety:
(i)California: The only provisions of Paragraph 5(b) that will apply during Employee’s ongoing (not temporary or business travel) assignment in California shall be
Subparagraph (i) and, to the extent necessary to protect the Company’s trade secrets,
Subparagraphs (v) and (vi).
(ii)Colorado: If Employee has an ongoing (not temporary or business travel) assignment in Colorado, the provisions of Paragraph 5(b)(i), (ii), (iv) and (v) shall only apply to
Employee if Employee’s annualized cash compensation meets or exceeds the threshold amount for highly compensated workers within the meaning of C.R.S. §
8-2-113(2) and the provisions of Paragraph 5(b)(iii) shall only apply to Employee if
Employee’s annualized cash compensation is at least 60% of the then-applicable highly-compensated threshold under Colorado law. Additionally, Employee acknowledges that the Company has provided Employee with a separate notice advising Employee of the restrictive covenants in Paragraph 5 in accordance with CRS
§ 8-2-113 and that the Company gave Employee at least fourteen (14) days to review the notice and the Agreement.
(iii)Louisiana:  The provisions of Paragraph 5(b) will apply during Employee’s ongoing (not temporary or business travel) assignment in Louisiana in the following Louisiana parishes and municipalities: Acadia, Bienville, Bossier, Caddo, Calcasieu, Cameron,
Iberia, Lafayette, Lafourche, Orleans, Plaquemines, Rapides, St. Mary, St. Martin,
Terrebonne, and Vermilion.
(iv)North Dakota:  All provisions of Paragraph 5(b) will apply during Employee’s ongoing
(not temporary or business travel) assignment in North Dakota.  For the one year period immediately following the end of said Employee’s employment, the only provisions of Paragraph 5(b) that will apply shall be Subparagraph (i) and, to the extent necessary to protect Company’s trade secrets and/or Confidential Business
Information, Subparagraphs (v) and (vi).
(v)Oklahoma: The only provisions of Paragraph 5(b) that will apply during Employee’s ongoing (not temporary or business travel) assignment in Oklahoma shall be
Subparagraph (i), and to the extent necessary to prevent the direct solicitation of the sale of goods and/or services from the customers of the Company and its Subsidiaries and affiliated companies, Subparagraphs (ii) and (iii), and to the extent necessary to protect the Company’s trade secrets, Subparagraphs (v) and (vi).
(d)Confidential Business Information. As used in this Agreement, the term “Confidential
Business Information” means any and all of the Company’s and its Subsidiaries’ and affiliated companies’ trade secrets, confidential and/or proprietary information, and all other information and data that is not generally known to third persons who could derive economic value from its use or disclosure, including, but not limited to, the Company’s and its
Subsidiaries’ and affiliated companies’ strategies, methods, products, software, designs, drawings, books, records, data, and technical information concerning its products, equipment, services and processes, procurement procedures and pricing techniques; the methods though which the Company and its Subsidiaries and affiliated companies identify, hire, train and compensate their employees; details regarding the Company’s and its Subsidiaries’ and affiliated companies’ employees, including their compensation, contact information, and their performance and conduct; methods to locate and qualify contractors, vendors and third party affiliates; the identity of and other information (such as credit and financial data) concerning the Company’s and its Subsidiaries’ and affiliated companies’ contractors, vendors and third party business affiliates; the individuals, and their contact Information, at contractors, vendors and third party business affiliates with whom the Company and its Subsidiaries and affiliated companies have dealt; the amounts and types of goods and/or services purchased in the past from contractors, vendors and third party business affiliates; the amounts paid for such past purchases; the identity of the Company’s and its Subsidiaries’ and affiliated companies’ customers; the individuals, and their contact information, at customers with whom Employee has dealt; the amounts and types of products and services purchased in the past by such customers; the amount paid for such past purchases, the timing of such past purchases, and the method of payment for such past purchases; the Company’s and its
Subsidiaries’ and affiliated companies’ plans for future products and services; the details of any ongoing or planned negotiations for future products and services; and the Company’s and its Subsidiaries’ and affiliated companies’ plans for the future, including without limitation plans for its products and services, for geographic and customer markets, and for marketing, promoting, selling, distributing and providing its products and services.
6.Non-Transferability. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated, encumbered, disposed of, or otherwise transferred, except by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the
Internal Revenue Code (the “Code”) or Title I of the Employee Retirement Income Security Act of
1974, as amended, or similar order. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Restricted Shares or such rights contrary to the provisions hereof or in the
Plan, the Restricted Shares and such rights shall immediately become null and void.
7.Withholding of Tax. Employee acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or affiliated company that employs Employee (the “Employer”), the ultimate liability for all income tax, social contributions, payroll tax, fringe benefits tax, payment on account, hypothetical tax or other tax-related items related to Employee’s participation in the Plan and legally applicable to Employee or deemed by the Company or the Employer in their discretion to be an appropriate charge to Employee even if legally applicable to the Company or the Employer
(“Tax-Related Items”), is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Employee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-
Related Items in connection with any aspect of the Restricted Shares, including, but not limited to, the grant, vesting, issuance of shares of Stock, the subsequent sale of shares of Stock acquired under the
Plan and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Shares to reduce or eliminate
Employee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Employee is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Employee acknowledges that the
Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to the relevant taxable or tax withholding event, as applicable, Employee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related
Items. In this regard, unless otherwise approved by the Committee, the Company shall satisfy the obligations with regard to all Tax-Related Items by either (i) withholding from Employee’s wages or other cash compensation payable to Employee by the Company and/or the Employer, (ii) reacquiring and withholding a number of shares of Stock from the Restricted Shares having a Fair Market Value equal to the amount required to be withheld or (iii) permitting Employee to tender to the Company cash (including check, bank draft or money order delivered to the Company’s Stock Plan
Administrator) or, if allowed by the Committee, shares of Stock previously acquired by Employee having a Fair Market Value equal to the amount required to be withheld.
Notwithstanding the foregoing, if Employee is subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended, pursuant to Rule 16a-2 promulgated thereunder, any Tax-Related Items withholding obligations shall be satisfied by the Company reacquiring and withholding a number of shares of Stock from the Restricted Shares having a Fair Market Value equal to the amount required to be withheld.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates. In the event of over-withholding, Employee may receive a refund of any over-withheld amount in cash
(with no entitlement to the share equivalent), or if not refunded, Employee may seek a refund from the local tax authorities. In the event of under-withholding, Employee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the
Employer.
Employee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the
Company or the Employer may be required to withhold or account for as a result of Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver shares of Stock or proceeds from the sale of shares of Stock until arrangements satisfactory to the Company have been made in connection with the Tax-Related Items.
8.Status of Stock. Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable U.S. federal or state securities laws. Employee also agrees (i) that the Company may refuse to register the transfer of the Restricted
Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel to the Company constitute a violation of any applicable securities law, and (ii) that the
Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.
9.Nature of Grant. Nothing contained in this Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ of the Company and its Subsidiaries or affiliated companies for any particular period of time. This
Agreement shall not interfere in any way with the Company’s or its Subsidiaries’ or affiliated companies’ right to terminate Employee’s employment at any time. For purposes of this Agreement,
Employee shall be considered in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation, and affiliated company, or a parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final. Furthermore, this Agreement, the Plan, and any other Plan documents are not part of Employee’s employment contract, if any, and do not guarantee either Employee’s right to receive any future grants under such Agreement or the Plan or the inclusion of the value of any grants in the calculation of severance payments, if any, upon termination of employment.
10.Data Privacy. Employee understands that the Company, its Subsidiaries and affiliated companies and/
or the Employer may hold certain personal information about Employee, specifically: Employee’s name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, and any shares of Stock or directorships held in the Company, and details of the Restricted Shares or any other entitlement to shares of Stock, canceled, exercised, vested, unvested or outstanding in Employee’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. More information about how the
Company collects, processes, protects, and transfers Data, as well as the rights of Employees in relation to their Data, is found in the Employee Privacy Notice available on HalWorld.
Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee’s Data as described in this Agreement and any other grant materials by and among, as necessary and applicable, the Company and any of its Subsidiaries or affiliated companies, for the exclusive purpose of implementing, administering and managing
Employee’s participation in the Plan.
Employee understands that Data will be transferred to the stock brokerage or other financial or administrative services firm designated by the Company (the “Stock Plan Administrator”) which is assisting the Company with the implementation, administration and management of the Plan.
Employee authorizes the Company, the Company’s Stock Plan Administrator and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Employee’s participation in the
Plan. Further, Employee understands that Employee is providing the consents herein on a purely voluntary basis. If Employee does not consent, or if Employee later seeks to revoke his or her consent,
Employee’s service status and career will not be affected; the only consequence of refusing or withdrawing Employee’s consent is that the Company would not be able to grant Employee the
Restricted Shares or other equity awards or administer or maintain such awards. Therefore, Employee understands that refusing or withdrawing his or her consent may affect Employee’s ability to participate in the Plan.
11.Insider Trading; Market Abuse Laws. By participating in the Plan, Employee agrees to comply with the
Company’s policy on insider trading. Employee further acknowledges that, depending on Employee’s or his or her broker’s country of residence or where the shares of Stock are listed, Employee may be subject to insider trading restrictions and/or market abuse laws that may affect Employee’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., restricted shares) or rights linked to the value of shares of Stock, during such times Employee is considered to have “inside information” regarding the Company as defined by the laws or regulations in Employee’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Employee places before he or she possessed inside information. Furthermore, Employee could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) ”tipping” third parties or causing them otherwise to buy or sell securities.
Employee understands that third parties include fellow employees. Any restriction under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Employee acknowledges that it is Employee’s responsibility to comply with any applicable restrictions, and that Employee should therefore consult Employee’s personal advisor on this matter.
12.Electronic Delivery and Participation. Employee agrees, to the fullest extent permitted by law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the
Company and its Subsidiaries or affiliated companies may deliver in connection with this grant and any other grants offered by the Company, including prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. Electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or a website of the Company’s agent administering the Plan. By accepting this grant, whether electronically or otherwise, Employee also hereby consents to participate in the Plan through such system, intranet, or website, including but not limited to the use of electronic signatures or click-
through electronic acceptance of terms and conditions.
13.English Language. Employee acknowledges and agrees that it is Employee’s express intent that this
Agreement and the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Shares be drawn up in English. Employee acknowledges that
Employee is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Employee to understand the terms and conditions of this
Agreement. To the extent Employee has been provided with a copy of this Agreement, the Plan, or any other documents relating to this Award in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.
14.Compliance with Law. Employee agrees to take any and all actions, and consent to any and all actions taken by the Company and any of its Subsidiaries and affiliated companies, as may be required to allow the Company and any of its Subsidiaries and affiliated companies to comply with local laws, rules and/or regulations in Employee’s country of employment (and country of residence, if different).
Finally, Employee agrees to take any and all actions as may be required to comply with Employee’s personal obligations under local laws, rules and/or regulations in Employee’s country of employment and country of residence, if different).
15.Imposition of Other Requirements. The Company reserves the right to impose other requirements on
Employee’s participation in the Plan and on the Restricted Shares, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
16.Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering, any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate, pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.
17.Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the
Company and all persons lawfully claiming under Employee.
18.Governing Law and Forum.
a.Except as set forth in Paragraph 18(c), this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to principles of conflict of laws, except to the extent that it implicates matters which are the subject of the General
Corporation Law of the State of Delaware, which matters shall be governed by the latter law.
b.For purposes of resolving any dispute that may arise directly or indirectly from this
Agreement, the parties hereby agree that any such dispute that cannot be resolved by the parties shall be submitted for resolution through the Halliburton Dispute Resolution Program, pursuant to which the last step is final and binding arbitration. Notwithstanding the foregoing, the parties agree that in addition to any other rights or remedies they may have, that either party shall be entitled, if it so elects, to institute a proceeding in any court of competent jurisdiction to obtain a preliminary injunction (with each waiving the other’s obligation, if any, to post bond) in order to prevent activities in violation of the Agreement and to maintain the status quo pending resolution of the parties’ dispute in accordance with the Halliburton
Dispute Resolution Program.
c.If Employee’s ongoing (not temporary or business travel) assignment is in California, Colorado,
Louisiana or North Dakota, then Paragraph 5 shall be governed by, and construed in accordance with, the laws of California, Colorado, Louisiana or North Dakota, respectively.
19.U.S. Federal Defend Trade Secrets Act Notice. Employee is hereby notified in accordance with the
Defend Trade Secrets Act of 2016 that Employee will not be held criminally or civilly liable under any
U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a U.S. federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Employee may disclose the
Company’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
20.Severability. The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the Agreement shall be reformed and construed so that it would be enforceable to the maximum extent legally possible, and if it cannot be so reformed and construed, as if such unenforceable provision, or part thereof, had never been contained herein. The covenant in Paragraph 5 of this Agreement shall be separate, independent and concurrently enforceable with other employee agreements that have been signed by
Employee. In the event such provisions of an agreement is determined by an adjudicator as not to be enforceable, any other concurrently enforceable provisions may still be enforced.
21.Waiver. The waiver by the Company with respect to Employee’s (or any other participant’s)
compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this
Agreement.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized as of the date first above written.
HALLIBURTON COMPANY
By
Jeffrey A. Miller
Chairman, President and Chief Executive Officer
I HEREBY AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THIS RESTRICTED STOCK AGREEMENT
DATED <<Grant Date>>.
<<Electronic Signature>>
<<Acceptance Date>>
RSA1225